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                                                                   Exhibit 10(a)


                              CONSULTING AGREEMENT


                  This CONSULTING AGREEMENT, dated as of February __, 1997 (the "Agreement"), is entered by and among EVI Audio Holding, Inc., a Delaware corporation ("Holding"), EV International, Inc. a Delaware corporation (the "Company"), and Greenwich Street Capital Partners, Inc., a Delaware corporation ("Greenwich"). Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Purchase Agreement, referred to below.

                              W I T N E S S E T H:

                  WHEREAS, Mark IV Industries, Inc., a Delaware corporation, Gulton Industries, Inc., a Delaware corporation ("Gulton"), Mark IV PLC, a United Kingdom corporation and Gulton Acquisition Corp. ("Acquisition"), entered into a Purchase Agreement, dated as of December 12, 1996 as amended (the "Purchase Agreement"), pursuant to which Mark IV and PLC sold all the issued and outstanding shares of Common Stock to Acquisition;

                  WHEREAS, immediately following the purchase by Acquisition of all of the Common Stock of Gulton, Acquisition merged with and into Gulton (the "Company Merger");

                  WHEREAS, immediately following the First Merger, Gulton and its wholly owned subsidiaries, Mark IV Audio Magnetic, Inc., a Delaware corporation, LFE Corporation, a Delaware corporation and Mark IV Audio, Inc., a Delaware corporation merged, with and into Electro-Voice, Incorporated, a Delaware corporation and a wholly owned subsidiary of Gulton ("Electro-Voice"), which was the surviving corporation of such mergers, and the name of Electro-Voice was changed to EV International, Inc. (such transactions and the First Merger being referred to collectively as the "Mergers");

                  WHEREAS, as of January __, 1997, Holding, Acquisition and Greenwich entered into an Indemnification Agreement and, as a result of the Mergers, the Company succeeded to all of the rights and obligations of Acquisition under such Indemnification Agreement;

                  WHEREAS, the Company and its direct and indirect subsidiaries collectively referred to herein as the "Company Group") desire to receive financial and


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managerial advisory services from Greenwich, and Greenwich desires to provide such services to the Company Group; and

                  NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

                  1. Engagement. Each member of the Company Group, jointly and severally, hereby engage Greenwich as a consultant, and Greenwich hereby agrees to provide financial and managerial advisory services to the Company Group, all on the terms and subject to the conditions set forth below.

                  2. Services. (a) Greenwich hereby agrees during the term of this Agreement to assist, advise and consult with the respective Boards of Directors and management of each member of the Company Group and their subsidiaries in such manner and on such business, management and financial matters, and provide such other financial and managerial advisory services, as may be reasonably requested from time to time by the respective Boards of Directors of the members of the Company Group, including but not limited to assistance in:

                  (i) the raising of additional debt and equity capital from time to time for the Company Group;

                  (ii) establishing and maintaining banking, consulting, advising and other business relationships for the Company Group;

                  (iii) developing and implementing corporate and business
                        strategy and planning for the Company Group, including plans and programs for improving operating, marketing and financial performance, budgeting of future corporate investments, acquisition and divestiture strategies, and reorganizational programs;

                  (iv) providing individuals to serve as directors or officers of the Company Group; and

                  (v) providing such other consulting and advisory services as the Company Group may reasonable request.

         (b) Each member of the Company Group will furnish Greenwich with such information as Greenwich believes appropriate to its engagement hereunder (all such


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information so furnished being referred to herein as the "Information"). Each of the Companies recognizes and confirms that (i) Greenwich will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder and (ii Greenwich does not assume responsibility for the accuracy or completeness of the Information and such other information.

                  3. Fee. In consideration of providing the foregoing services, the Companies will pay to Greenwich an annual advisory fee of $750,000, payable quarterly in arrears (the "Fee"). The first payment will be due on the last day of the end of the first full calendar quarter following the date hereof. If Greenwich or any of its affiliates or designees invests additional equity in the Company Group or any of its affiliates on one or more occasions after the date hereof, then, in each such case, the Company Group and Greenwich will negotiate in good faith to effect a mutually acceptable increase to such advisory fee.

                  4. Payment of Expenses. The Company Group will also reimburse Greenwich promptly for Greenwich's reasonable out-of-pocket costs and expenses incurred by Greenwich or its employees, agents or advisors in connection with the performance of Greenwich's duties hereunder including but not limited to (a) any fees and expenses of any reasonable legal, accounting or other professional advisors to Greenwich engaged in connection with the services being provided hereunder or (b) any fees associated with the maintenance or operation of EVI Audio LLC ("Expenses").

                  5. Term, etc. (a) This Agreement shall be in effect until, and shall terminate upon, the earlier to occur of (i) the tenth anniversary of the date hereof and (ii) the date on which Greenwich Street Capital Partners, L.P. directly or indirectly no longer owns any shares of the capital stock of Holding, and may be earlier terminated by Greenwich, in its sole discretion, upon 15 days' prior written notice to the Companies.

                  (b) Upon any consolidation or merger (other than the Mergers), or any conveyance, transfer or lease of all or substantially all of the assets of any of the members of the Company Group, the successor corporation (or other entity) formed by such consolidation or into which such Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, such Company under this Agreement with the same effect as if such successor corporation had been a party thereto. No such consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets of any of the Company Group shall have the effect of terminating this Agreement or of releasing such Company or any such successor corporation from its obligations hereunder.


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                  (c) Upon any termination of this Agreement, any accrued and unpaid installment of the Fee or portion thereof (pro-rated, with respect to the month in which such termination occurs, for the portion of such month that precedes such termination), and any unpaid and unreimbursed Expenses that shall have been incurred prior to such termination (whether or not such Expenses shall then have become payable), shall be immediately paid or reimbursed, as the case may be, by the Company.

                  6. Indemnification. The obligations of the parties hereto are in addition to, and shall in no way reduce or limit, the obligations thereof under the Indemnification Agreement, which shall remain in full force and effect.

                  7. Independent Contractor Status. The parties agree that Greenwich shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither Greenwich nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of any other party hereto or any member of the Company Group nor shall any of them have authority to contract in the name of any such person, except as expressly agreed to in writing by such person.

                  8. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage pre-paid, (c) sent by next day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

                  (i)      If to the Companies, to:

                             EV International, Inc.
                             602 Cecil Street
                             Buchanan Michigan 49107
                             Attention: Robert D. Pabst

or to such other person or address as the Company shall furnish to Greenwich in writing.

                 (ii)      If to Greenwich, to:

                             Greenwich Street Capital Partners, Inc.
                             388 Greenwich Street, 36th Floor
                             New York, New York 10013
                             Attention:  Nicholas E. Somers


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                                    with a copy to:

                              Andrew L. Sommer, Esq.
                              Debevoise & Plimpton
                              875 Third Avenue
                              New York, New York 10022

or to such other person or address as Greenwich shall furnish to the Company in writing.

                  All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail delivery, on the day delivered, or (z) if by telecopy or telegram, on the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

                  9. Entire Agreement. This Agreement and the Indemnification Agreement contain the complete and entire understanding and agreement of each party hereto with respect to the subject matter hereof and supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof.

                  10. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

                  11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                  12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, provided that no party hereto may assign any of its rights or obligations under this Agreement without the express written consent of each other party hereto. By operation of merger, this Agreement shall be binding upon and inure to the benefit of the surviving entity of a merger. This Agreement is not intended to confer any right or remedy hereunder upon any person other than the parties to this Agreement and their respective successors and permitted assigns.


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                  13. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regard less of the law that might be applied under principles of conflicts of laws.

                  14. Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought, and acknowledged by the other party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity or otherwise.


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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of the date first above written.


                                    EV INTERNATIONAL, INC.


                                    By: /s/ ROBERT D. PABST
                                        ----------------------------------
                                        Name:   Robert D. Pabst
                                        Title:  President


                                    EVI AUDIO HOLDING, INC.


                                    By: /s/ CHRISTINE K. VANDEN BEUKEL
                                        ------------------------------------
                                        Name:  Christine K. Vanden Beukel
                                        Title: Vice President and Secretary



                                    GREENWICH STREET CAPITAL PARTNERS, INC.


                                    By: /s/ NICHOLAS E. SOMERS
                                        ------------------------------------
                                        Name:  Nicholas E. Somers
                                        Title: Vice President and Treasurer


                              Consulting Agreement


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